UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37406	EIN 30-0687898
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

United States

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement

As previously disclosed, on February 26, 2019, the Company consummated a private placement offering with a large institutional investor consisting of the sale of 10,872,716 shares of the Company’s common stock, at a price of $1.3796 per share (the “Private Placement”). On March 12, 2019, the Company entered into a securities purchase agreement (the  “Purchase Agreement”) and consummated a second closing to the Private Placement with certain existing stockholders entitled to preemptive rights in connection with the initial closing of the Private Placement, consisting of the sale of 3,512,124 shares of the Company’s common stock, at the same price and on the same terms as the initial closing of the Private Placement, through the exercise of such preemptive rights and the purchase of certain additional shares. The aggregate gross proceeds from both closings of the Private Placement was approximately $19.8 million and the aggregate net proceeds was approximately $19.5 million. The investors included HEC Master Fund LP, an affiliate of Douglas L. Braunstein and BioStar Ventures III-XF, L.P., an affiliate of Louis A. Cannon M.D., both of whom are directors of the Company. The shares sold in the Private Placement are subject to a contractual six month lock-up.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the second closing investors requiring the Company to register the resale of the shares. Under the Registration Rights Agreement, the Company will be required to prepare and file a registration statement with the Securities and Exchange Commission within 90 days of the second closing of the Private Placement and to use commercially reasonable efforts to have the registration statement declared effective within 180 days of the second closing of the Private Placement.

Amendment to Loan and Security Agreement

On March 14, 2019, the Company entered into the first amendment (the “Amendment”) to the loan and security agreement (the “Loan Agreement”) by and among Silicon Valley Bank (“SVB”), as collateral agent, and the lenders party thereto from time to time, including Solar Capital Ltd. and SVB, dated March 16, 2018 (the “Effective Date”). The Amendment provides the Company with an additional term loan of $2.75 million (the “New Term Loan”), all of which was outstanding principal as of March 14, 2019. The New Term Loan bears interest at a floating rate per annum equal to the greater of (i) 8.83% and (ii) the sum of (a) the one month ICE Benchmark LIBOR based on U.S. Dollar deposits, plus (b) 7.25%. Proceeds from the New Term Loan may be used for working capital and general business purposes. The New Term Loan is secured by substantially all of the Company’s personal property, other than its intellectual property. The New Term Loan restricts the Company’s ability to grant any interest in its intellectual property other than certain permitted licenses and permitted encumbrances set forth in the Loan Agreement. The Company is required to make monthly interest-only payments on the New Term Loan commencing on April 1, 2019, and continuing on the first calendar day of each calendar month thereafter through March 31, 2020. Commencing on April 1, 2020, and continuing on the first calendar day of each calendar month thereafter, the Company is required to make consecutive equal monthly payments of principal, together with applicable interest, in arrears to each lender, calculated pursuant to the Loan Agreement. All unpaid principal and accrued and unpaid interest with respect to the New Term Loan is due and payable in full on March 1, 2022. Upon repayment of the New Term Loan, the Company is also required to make a final payment to the lenders equal to 6.0% of the original principal amount of the New Term Loan. At the Company’s option, the Company may prepay the outstanding principal balance of the New Term Loan in whole but not in part, subject to a prepayment fee of 2.5% of any amount prepaid prior to the first anniversary of the Effective Date, 1.5% of the amount prepaid if the prepayment occurs after the first anniversary of the Effective Date through and including the second anniversary of the Effective Date, or 1.0% of the amount prepaid if the prepayment occurs after the second anniversary of the Effective Date through and including the third anniversary of the Effective Date. Except as amended by the Amendment, all other the terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement and other loan documents remain in full force and effect.

In connection with the Amendment, the Company issued the lenders warrants (the “Warrants”) to purchase an aggregate of 300,000 shares of the Company’s common stock, at an exercise price of $1.3796, subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may be exercised for cash or on a cashless basis.

The Company did not use an underwriter or placement agent for the Private Placement or financing arrangement and did not pay any commissions in connection with such transactions. The Company intends to use the proceeds from the Private Placement and the financing arrangement for general corporate purposes. The shares and the Warrants were issued to “accredited investors”, as that term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from the registration requirements of the Securities Act, set forth under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws.

The foregoing is a brief description of the material terms of the form of Warrant, Purchase Agreement, the Registration Rights Agreement, and the Amendment, copies of which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Warrants, Purchase Agreement, the Registration Rights Agreement, or the Amendment and such description is qualified in its entirety by reference to the exhibits.

The form of Warrant, Purchase Agreement, the Registration Rights Agreement, and the Amendment are being filed as exhibits hereto in order to provide investors and stockholders with information about the terms contained therein. They are not intended to provide any other factual information about the Company or any of the other parties thereto. The assertions embodied in the representations and warranties contained in such documents, respectively, are given only as of the dates specified therein and may have been qualified by information provided among the parties. Such representations and warranties were used for the purpose of allocating risk, both known and unknown, among the parties rather than to make affirmative factual claims or statements. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to such agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the financing arrangement is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by Item 1.01 of this Current Report on Form 8-K regarding the Private Placement and the Warrants is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

4.1	Form of Warrant to Purchase Common Stock, dated March 14, 2019
10.1	Form of Securities Purchase Agreement, dated March 12, 2019, by and among the Company and the purchasers named therein
10.2	Form of Registration Rights Agreement, dated March 12, 2019, by and among the Company and the signatories thereto
10.3	First Amendment to Loan and Security Agreement, dated March 14, 2019, by and among the Company and the parties named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 14, 2019	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
	Name:	David W. Long
	Title:	Chief Financial Officer